EXHIBIT 15.2


[PRICE WATERHOUSE LETTERHEAD]


June 18, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


We are aware that CUC International Inc. has included our report dated April 29, 1996, of Ideon Group, Inc. (issued pursuant to the provisions of Statement on Auditing Standards No. 71), in the Prospectus constituting part of CUC International Inc.'s Registration Statement on Form S-4 (related to Sierra On-Line, Inc.) to be filed on or about June 18, 1996. We are also aware of our responsibilities under the Securities Act of 1933.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Tampa, Florida